Exhibit 99.10

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints David H. Gerson the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an Officer and/or Director, beneficial owner and/or trustee of stock of Central European Media Enterprises Ltd. (the “Company”) (i) all forms and schedules in accordance with Section 13(d) of the Exchange Act and the rules thereunder, including all amendments thereto (a “Section 13 Schedule”), (ii) all Forms 144 filed in accordance with Rule 144 under the Securities Act of 1933 (the “Securities Act”), (iii) all Forms 3, 4 and 5 filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and (iv) a Form ID and any other forms required to be filed or submitted in accordance with Regulation S-T promulgated by the United States Securities and Exchange Commission (or any successor provision) in order to file a Section 13 Schedule or Forms 3, 4 and 5 and any other forms required to be filed in accordance with Section 16(a) of the Exchange Act and the rules thereunder (a “Section 16 Form”) electronically (a “Form ID”, and, together with a Section 13 Schedule and Forms 3, 4, 5 and 144, the “Forms and Schedules”);

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and Schedules, complete and execute any amendment or amendments thereto, and timely file such Forms and Schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as he may approve in his discretion.

The undersigned hereby (i) grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted, and (ii) ratifies David H. Gerson’s signature, as attorney-in-fact for the undersigned, of amendments number 18 and 19 to the Section 13 Schedule of the undersigned, dated as of June 22, 2012 and July 12, 2012, respectively, and the joint filing statements filed therewith. The undersigned acknowledges that such attorney-in-fact is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144 under the Securities Act.

The Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any Forms and Schedules with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 12 day of October, 2012.

By:	/s/ Ronald S. Lauder
Ronald S. Lauder